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                                                                    Exhibit 32.1

                                IMAX CORPORATION

                                 CERTIFICATIONS
              PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF
       2002 (SUBSECTIONS (A) AND (B) OF SECTION 1350, CHAPTER 63 OF TITLE
                             18, UNITED STATES CODE)


     Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), I, Bradley
J. Wechsler, Co-Chief Executive Officer of IMAX Corporation, a Canadian corporation (the "Company"), hereby certify, to my knowledge, that:

     The Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the "Form 10-K") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: March 11, 2005                             "Bradley J. Wechsler"
                                           -------------------------------------
                                           Bradley J. Wechsler
                                           Co-Chief Executive Officer